  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1997

                                                Registration No. 333-25691
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                            AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                        CONNECTICUT ENERGY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CONNECTICUT                            06-0869582
   (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION
   INCORPORATION OR ORGANIZATION)                     NUMBER)
                                855 MAIN STREET
                         BRIDGEPORT, CONNECTICUT 06604
                                 800-760-7776
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                                CAROL A. FOREST
               VICE PRESIDENT, FINANCE, CHIEF FINANCIAL OFFICER
                                 AND TREASURER
                        CONNECTICUT ENERGY CORPORATION
                                855 MAIN STREET
                         BRIDGEPORT, CONNECTICUT 06604
                                 800-760-7776
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:

      SAMUEL W. BOWLBY, ESQUIRE             MICHAEL F. CUSICK, ESQUIRE
                                        WINTHROP, STIMSON, PUTNAM & ROBERTS
 VICE PRESIDENT, GENERAL COUNSEL AND          ONE BATTERY PARK PLAZA
           SECRETARY
                                           NEW YORK, NEW YORK 10004-1490
 CONNECTICUT ENERGY CORPORATION
                                                  (212) 858-1000
        855 MAIN STREET

 BRIDGEPORT, CONNECTICUT 06604

         (800) 760-7776

                               ----------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                          PROPOSED
                                           MAXIMUM     PROPOSED
                                          AGGREGATE     MAXIMUM      AMOUNT OF
    TITLE OF SHARES        AMOUNT TO BE     PRICE      AGGREGATE    REGISTRATION
   TO BE REGISTERED         REGISTERED    PER UNIT* OFFERING PRICE*     FEE
--------------------------------------------------------------------------------
Common Stock, par value
 $1.00 per share......   1,750,000 shares  $21.625    $37,843,750     $11,468

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* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange Composite Transactions Tape on April 17, 1997.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

PROSPECTUS

             [LOGO OF CONNECTICUT ENERGY CORPORATION APPEARS HERE]

                        CONNECTICUT ENERGY CORPORATION

                                 COMMON STOCK

                          (PAR VALUE $1.00 PER SHARE)

  Connecticut Energy Corporation (the "Company") may offer and sell from time to time up to 1,750,000 shares of its Common Stock, par value $1.00 per share (the "Common Stock"), in one or more issuances at prices and on terms to be determined at the time of sale. The number of shares being sold, the purchase price, the initial public offering price, the proceeds to the Company, and the other terms of the offering of such shares of Common Stock will be set forth in an accompanying supplement to this Prospectus (each a "Prospectus Supplement") to be delivered at the time of any such offering.

  The Common Stock of the Company is listed for trading on the New York Stock Exchange under the symbol "CNE." The shares of Common Stock offered hereby will be listed, subject to notice of issuance, on such exchange.

                               ----------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  The shares of Common Stock offered hereby may be sold directly by the Company or through agents, underwriters or dealers designated from time to time. If any agents of the Company or any underwriters are involved in the sale of shares of Common Stock in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable discounts or commissions with respect to such shares of Common Stock will also be set forth in a Prospectus Supplement.

               THE DATE OF THIS PROSPECTUS IS JULY  , 1997.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (hereinafter, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), of which this Prospectus is a part, with respect to the Common Stock offered hereby. Reference is made to such Registration Statement for further information with respect to the Company and the Common Stock offered hereby. In addition, certain information contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more documents incorporated by reference in the Registration Statement. Accordingly, the information contained herein is qualified in its entirety by reference to the Registration Statement and such documents and should be read in conjunction therewith. Copies of the Registration Statement may be inspected without charge at offices of the Commission, and copies of all or any portion thereof may be obtained from the Commission upon payment of the prescribed fee.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding reporting companies under the Exchange Act. The address of such Internet Web site is http://www.sec.gov. Such reports, proxy statements and other information may also be inspected at the office of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996, and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed by the Company with the Commission pursuant to the 1934 Act, are hereby incorporated in this Prospectus by reference. The Company's Current Report on Form 8-K, filed with the Commission on July 10, 1997, contains a complete description of the Company's Common Stock and is hereby incorporated in this Prospectus by reference.

  All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently incorporated document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROSPECTUS INCORPORATES. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO CAROL A. FOREST, VICE PRESIDENT, FINANCE, CHIEF FINANCIAL OFFICER AND TREASURER, CONNECTICUT ENERGY CORPORATION, 855 MAIN STREET, BRIDGEPORT, CONNECTICUT 06604 (TELEPHONE: 800-760-7776).

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus and in the documents incorporated herein by reference.

                                  THE COMPANY

  The Company is a public utility holding company whose principal subsidiary, The Southern Connecticut Gas Company ("Southern"), is engaged in the retail distribution of natural gas for residential, commercial and industrial uses. Southern serves approximately 156,000 customers in parts of New Haven, Fairfield and Middlesex Counties in Connecticut. Southern's service area includes two of Connecticut's largest cities, Bridgeport and New Haven, a concentration of residential communities and a large number of commercial businesses and service industries.

                                THE REGISTRATION

Securities Registered.......  1,750,000 Shares of Common Stock, par value $1 per share
Common Shares Outstanding if
 all the Common Stock is
 issued.....................  Approximately 10,876,937 shares
Proposed Listing............  New York Stock Exchange (Symbol: "CNE")
Price Range of Company's
 Common Stock (January 1,
 1996 through April 1,
 1997)......................  $18 5/8 to $24 3/8
Current Annual Dividend       $1.32
 Rate.......................
Use of Proceeds.............  To reduce short-term debt incurred primarily in connection with Southern's capital expenditures
                              program and for other corporate purposes.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              FISCAL YEAR ENDED SEPTEMBER 30,
                        TWELVE MONTHS ENDED -----------------------------------
                         DECEMBER 31, 1996    1996     1995     1994     1993
                        ------------------- -------- -------- -------- --------
                            (UNAUDITED)
INCOME STATEMENT DATA:
  Operating Revenues...      $266,191       $261,093 $232,093 $240,873 $212,762
  Operating Income.....        29,422         28,664   26,886   25,012   23,125
  Net Income...........        15,545         15,165   14,060   12,843   11,053
  Net Income Per
   Share...............          1.73           1.70     1.60     1.58     1.50
  Dividends Per Share..         1.315           1.31     1.30     1.29     1.28

                                                              DECEMBER 31, 1996
                                                             -------------------
                                                              AMOUNT  PERCENTAGE
                                                             -------- ----------
                                                                 (UNAUDITED)
BALANCE SHEET DATA:
  Long-Term Debt............................................ $138,727    49.59%
  Common Shareholders' Equity...............................  141,011    50.41%
                                                             --------   ------
    Total Capitalization.................................... $279,738   100.00%
                                                             ========   ======
    Total Short-Term Debt................................... $ 37,695
  Net Utility Plant and Other Property...................... $262,555
    Total Assets............................................ $432,914

                                  THE COMPANY

  The Company is a public utility holding company whose principal wholly owned subsidiary, Southern, is primarily engaged in the retail distribution of natural gas for residential, commercial and industrial uses.

  The Company was incorporated in Connecticut in 1979, and its principal executive offices are located at 855 Main Street, Bridgeport, Connecticut 06604 (Telephone: 800-760-7776). The Company is subject to the provisions of the Public Utility Holding Company Act of 1935 but claims an exemption from all provisions thereof except Section 9(a)(2). Southern's predecessor companies, New Haven Gas Company and The Bridgeport Gas Light Company, were originally incorporated in Connecticut in 1847 and 1849, respectively. The Company has in the past engaged, and may in the future from time to time engage, in discussions regarding possible mergers with or acquisitions of companies involved in gas distribution or other business activities. The Company is not currently engaged in any such discussions.

  Southern, a Connecticut public service company, serves approximately 156,000 customers in Connecticut, primarily in twenty-two towns, including Bridgeport and New Haven, in an area along the southern Connecticut coast from Westport to Old Saybrook. Southern is also authorized to lay mains and sell gas in an additional ten towns in its service area but does not currently provide any service to these towns.

  Southern's operating revenue breakdown for the year ended December 31, 1996 was 58.2% residential, 20.6% commercial, 5.9% industrial, 0.8% firm transportation, 13.7% interruptible, transportation and special contract and 0.8% other. Southern is regulated as to rates and other matters by the Connecticut Department of Public Utility Control.

                [DESCRIPTION OF MAP FOR EDGAR FILING PURPORES]

  This page of the prospectus contains two maps. The smaller of the two maps shows parts of several New England States and indicates by a shaded area the Company's service area in Connecticut. The larger of the two maps displays the Company's service area by counties and indicates the location of the three interstate pipelines crossing parts of the Company's service area.

                               RISK FACTORS

  The natural gas industry is subject to numerous regulations and uncertainties, many of which affect the Company in varying degrees. Industry issues which have affected or may affect the Company from time to time include the following: uncertainty in achieving an adequate return on invested capital due to inflation; difficulty in obtaining rate increases from regulatory authorities in adequate amounts and on a timely basis; attrition in earnings produced by the combination of increasing expenses and the costs of new capital which may exceed allowed rates of return; the availability of pipeline transportation capacity necessary to secure supplies of gas; volatility in the price of natural gas; competition with alternative sources of energy; competition with other gas sources for industrial customers; increasing energy conservation by customers; new business and operational requirements for gas supply resulting from changes in federal regulation of interstate pipelines; increases in construction and operating costs; environmental regulations; and uncertainty in the projected rate of growth of customers' energy requirements.

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the Common Stock being offered hereby will be contributed to Southern and used primarily to reduce short-term debt incurred from time to time by Southern in connection with its capital expenditure program. At June 30, 1997, Southern's outstanding short-term debt totalled $19,300,000 and had a weighted average annual interest rate of 6.4%. The Company may also use a portion of the proceeds for other corporate purposes, including investments in unregulated subsidiaries.

                         CAPITAL EXPENDITURES PROGRAM

  Southern's capital expenditures totaled approximately $25,200,000 in fiscal 1996, a significant portion of which was funded by cash flow provided by operations. Construction expenditures in fiscal 1997 are estimated at $23,600,000, approximately 24% of which will be used for additions to Southern's utility plant to serve new customers and the balance of which will be used to maintain and improve existing facilities. Over the fiscal 1997-2001 period, Southern estimates that total capital expenditures will range between $110,000,000 and $130,000,000. Additionally, Southern has long-term debt maturities of $6,613,000 from fiscal 1997 through 2001. The Company intends to continue to finance a significant portion of Southern's capital requirements and financing obligations with internally generated funds. The remainder of such expenditures will be financed through external sources, including the issuance of securities and additional borrowings.

                          DESCRIPTION OF COMMON STOCK

  The outstanding Common Stock of the Company is, and the Common Stock offered hereby when issued and paid for will be, fully paid and non-assessable. The following summary description of certain provisions of the Company's Amended and Restated Certificate of Incorporation (the "Company's Certificate") does not purport to be complete and is qualified in its entirety by reference to said provisions.

  The Company's Certificate authorizes 20,000,000 shares of Common Stock having a par value of $1 per share, with 9,126,937 shares issued and outstanding on April 1, 1997. The Company's Certificate also authorizes a class of 1,000,000 shares of preference stock having a par value of $1 per share. The Board of Directors is authorized to issue shares of the Company's Common Stock and preference stock from time to time, without common shareholder approval. To date, no shares of preference stock have been issued.

DIVIDEND RIGHTS

  The Company is a holding company and a legal entity distinct from its subsidiaries. The right of the Company and its shareholders to participate in any distribution of the assets or earnings of any subsidiary

(including Southern) is subject to the prior claims of creditors and preferred shareholders of such subsidiary, except to the extent that claims of the Company in its capacity as a creditor of any subsidiary may be recognized.

  Subject to the preferential rights of the Company's preference stock, if any should be issued, dividends may be declared on the Common Stock out of the funds legally available therefor. The major source of funds for payment of the Company's dividends is dividends received on the shares of Southern's Common Stock, all of which is owned by the Company. Southern's indenture relating to long-term debt contains restrictions as to the declaration or payment of cash dividends on, or the reacquisition of, capital stock. Under the most restrictive of such provisions, $28,022,991 of Southern's retained earnings at December 31, 1996 were available for such purposes. The Company's receipt of dividends from Southern is subject to action by Southern's Board of Directors. In addition, Southern's Certificate of Incorporation authorizes the issuance of preference stock, but none has been issued.

VOTING RIGHTS

  Each holder of the Common Stock is entitled to one vote for each share held of record on the books of the Company. Shareholders do not have cumulative voting rights with respect to the election of directors.

LIQUIDATION AND PREEMPTIVE RIGHTS

  After satisfaction of the preferential liquidation rights of the Company's preference stock, if any should be issued, the holders of the Common Stock are entitled to share ratably in the distribution of all remaining assets.

  The holders of the Common Stock have no preemptive rights.

PROVISIONS RELATING TO CHANGE IN CONTROL

  The Company's Certificate and By-Laws contain provisions which could have the effect of delaying, deferring or preventing a change in control of the Company. Some of these provisions operate only with respect to an extraordinary corporate transaction involving the Company, such as a merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation. Provisions relating to the Company's Board of Directors (1) divide the Board of Directors into three classes of directors, as nearly equal in number as possible, serving for staggered three-year terms,
(2) provide that directors can only be removed for cause (as defined in the Company's Certificate) upon the affirmative vote of (i) the Board of Directors acting by not less than a majority of directorships or (ii) 80% of the combined voting power of the then outstanding shares of all classes and series of the Company's stock entitled to vote generally in the election of directors ("Voting Stock"), voting as a single class, (3) provide that vacancies on the Board of Directors may only be filled by the affirmative vote of the majority of the Board of Directors then in office, even though less than a quorum of the Board, (4) require that written notice be given to the Board of Directors of a shareholder's intention to nominate a director at least 90 days in advance of an annual meeting of shareholders or, in the case of a special shareholders' meeting, not later than the close of business on the seventh day following the date on which notice of such meeting was first given to shareholders, (5) require that a special shareholders' meeting shall only be called by the affirmative vote of a majority of the Board of Directors, or by the President or Chairman, unless otherwise required by law, (6) require that, unless otherwise voted by the Board of Directors, notice shall be given to shareholders at least 30 days in advance of any special shareholders' meeting,
(7) provide that shareholder action may only be taken at a meeting unless the unanimous written consent of shareholders is obtained, (8) confirm that the Board of Directors may consider, in exercising its judgment on any decision, the impact of its decisions upon employees, customers and communities served by Southern and Southern's ability to carry out its duties as a public service company, (9) provide that, when recommended by two-thirds of the Disinterested Directors (as defined in the Company's Certificate), the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of the Voting Stock, voting as a single class, and the additional vote of a majority of the Disinterested Shareholders (as defined in the Company's Certificate), voting as a single class, shall be required to amend, repeal or adopt provisions inconsistent with certain Articles of the Company's Certificate concerning the vote of shareholders needed to approve certain business transactions and to approve certain amendments to the Company's Certificate, and (10) provide that the By-Laws may be adopted, repealed or amended only upon the affirmative vote of (i) 80% of the combined voting power of the then outstanding shares of Voting Stock, voting as a single class, or (ii) the Board of Directors acting by not less than the majority of the entire Board.

  The Company's Certificate contains provisions designed to ensure that under certain circumstances all shareholders receive a minimum price in the event of a merger or certain other business combinations initiated by a holder of at least 10% of the Voting Stock of the Company ("Interested Shareholder"). Under these provisions, a business combination with an Interested Shareholder must be approved by the holders of 80% of the voting power of the then outstanding shares of Voting Stock, voting as a single class, and also by the holders of a majority of such voting power not held by the Interested Shareholder unless
(i) such business combination shall have been approved by a majority of the members of the Board who were directors before the purchaser became an Interested Shareholder ("Disinterested Directors") and the Interested Shareholder acquired his status as an Interested Shareholder in a manner substantially consistent with an agreement or understanding approved by the Board of Directors prior to the time such Interested Shareholder became an Interested Shareholder, (ii) in the case of some business combinations, approval is voted by a majority of Disinterested Directors, or (iii) certain minimum price and procedural requirements are met. Under some circumstances, when approval of the Disinterested Directors has been obtained, an amendment to the Company's Certificate would require the approval of only a majority of the voting power of the Voting Stock. In the case of a merger, consolidation or sale of all or substantially all of the Company's assets approved by the Disinterested Directors, the Connecticut Business Corporation Act (the "CBCA") requires the vote of the holders of two-thirds of the voting power of the Voting Stock. The CBCA includes provisions regulating the minimum price to be paid to shareholders in certain business combinations. Such provisions of the CBCA may supersede the provisions of the Company's Certificate relating to such business combinations. If the provisions of the CBCA apply, and subject to the exemptions contained therein, a business combination must first be approved by the Board of Directors and then be approved by the affirmative vote of at least (1) the holders of 80% of the voting power of the outstanding shares of the Voting Stock of the Company and (2) the holders of two-thirds of the voting power of the outstanding shares of the Voting Stock of the Company other than Voting Stock held by the interested shareholder who is, or whose affiliate or associate is, a party to the business combination or held by an affiliate or associate of the interested shareholder. The above vote required by the CBCA does not apply, among other things, to a business combination (1) in which the minimum price conditions of the CBCA and certain procedural requirements have been satisfied, or (2) with an interested shareholder which has been approved by a resolution of the Board of Directors prior to the time that the interested shareholder became an interested shareholder. The CBCA defines an interested shareholder as the beneficial owner of 10% or more of the voting power of the outstanding shares of voting stock of the Company.

  In addition, the CBCA states that no resident domestic corporation shall engage in any business combination with an interested shareholder of such resident domestic corporation for a period of five years following such interested shareholder's stock acquisition date unless such business combination or the purchase of stock made by such interested shareholder on such interested shareholder's stock acquisition date is approved by the Board of Directors of such resident domestic corporation and by a majority of the nonemployee directors, of which there shall be at least two, prior to such interested shareholder's stock acquisition date. For the purposes of that provision of the CBCA, "interested shareholder" means any person, other than such resident domestic corporation or any subsidiary of such resident domestic corporation, that (A) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of such resident domestic corporation, or (B) is an affiliate or associate of such resident domestic corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of such resident domestic corporation.

SPECIAL REDEMPTION OF BONDS RELATING TO CHANGE IN CONTROL

  Bond purchase agreements with holders of first mortgage bonds issued by Southern in the aggregate principal amount of $114,982,000 contain provisions that require Southern, if requested by such bondholders, to redeem all of such bonds in the event of a change in control of Southern. Such special redemption shall be made not less than 15 days nor more than 45 days after receiving a request from the bondholder for redemption of its bonds. Such request must be made not later than 45 days after the change in control has taken place. A change in control occurs when any person or group of related persons (other than the Company) (i) has beneficial ownership of a majority in interest of Southern's outstanding voting stock or (ii) acquires all or substantially all of Southern's assets. Neither of such events shall be deemed to be a change in control if Southern shall have merged or sold all or substantially all of its assets in compliance with and as permitted by Southern's current bond indenture and, after either of such events, no person or group of related persons shall have beneficial ownership of a majority in interest of the outstanding voting stock of the successor corporation.

  If a special redemption occurs, the special redemption price shall equal the sum of the respective Payment Values of each prospective Interest Payment and Principal Payment, as such terms are defined in the bond purchase agreements. The existence of the special redemption provisions may act as a deterrent to a person desiring to take control of the Company as it could require the refinancing of a substantial portion of Southern's long-term debt.

GENERAL

  The Company's Common Stock is listed, and the Common Stock offered hereby will be listed, on the NYSE under the symbol "CNE."

  Boston EquiServe is the registrar and transfer agent for the Company's Common Stock.

  The Company's Certificate contains a provision pursuant to which the personal liability of a director of the Company to the Company or its shareholders for monetary damages for breach of duty as a director shall be limited to the compensation received by the director for serving the Company as a director during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in subsection (3) of Section 33-374d of the Connecticut Stock Corporation Act ("CSCA"), to receive an improper personal gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the Company under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Company, (d) constitute a sustained or unexcused pattern of inattention that amounted to an abdication of the director's duty to the Company, or (e) create liability under Section 33-321 of the CSCA. The CSCA remains applicable for some purposes even though it has been replaced by the CBCA. The provision does not preclude or limit a director's liability for acts or omissions occurring prior to the effective date of the provision.

                             PLAN OF DISTRIBUTION

  The Company may offer the Common Stock offered hereby in any of three ways:
(i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. Any Prospectus Supplement with respect to shares of the Common Stock offered hereby will set forth the terms of the offering and amount of the proceeds to the Company from the sale thereof, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are utilized, the Common Stock being sold to them will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to the Common Stock being offered will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Any underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent, and that, in general, the underwriters will be obligated to purchase all of the shares of Common Stock to which such underwriting agreement relates if any is purchased. The Company will agree to indemnify any underwriters against certain civil liabilities, including liabilities under the 1933 Act.

  If a dealer is used in the sale of the Common Stock, the Company would sell such Common Stock to the dealer, as principal. The dealer could then resell such Common Stock to the public at varying prices to be determined by such dealer at the time of resale. The name of any dealer involved in a particular offering of Common Stock and any discounts or concessions allowed or reallowed or paid to the dealer will be set forth in the Prospectus Supplement relating to such offering.

  The Common Stock offered hereby may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Common Stock in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

                                LEGAL OPINIONS

  The validity of shares of the Company's Common Stock offered hereby will be passed upon for the Company by Tyler Cooper & Alcorn, LLP, 205 Church Street, New Haven, Connecticut 06510, and for any underwriters, dealers or agents by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004-1490, who will rely on Tyler Cooper & Alcorn, LLP for all matters governed by the laws of the State of Connecticut. Winthrop, Stimson, Putnam & Roberts performs legal work for Southern from time to time.

                                    EXPERTS

  The consolidated financial statements of the Company and its subsidiaries incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION, OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OF THE REPRESENTATIVES OR ANY UNDERWRITERS OR BY ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               -----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Prospectus Summary.........................................................   3
The Company................................................................   4
Risk Factors...............................................................   5
Use of Proceeds............................................................   5
Capital Expenditures Program...............................................   5
Description of Common Stock................................................   5
Plan of Distribution.......................................................   8
Legal Opinions.............................................................   9
Experts....................................................................   9


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                               1,750,000 SHARES

             [LOGO OF CONNECTICUT ENERGY CORPORATION APPEARS HERE]

                                  CONNECTICUT
                                    ENERGY
                                  CORPORATION

                                 COMMON STOCK

                           (PAR VALUE $1 PER SHARE)

                               -----------------

                                  PROSPECTUS

                               JULY  , 1997

                               -----------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        CONNECTICUT ENERGY CORPORATION

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   Securities and Exchange Commission filing fee................... $ 11,468.00
   New York Stock Exchange listing fees............................ $  6,125.00
   Transfer agent's fees........................................... $  2,675.00
   Costs of printing and engraving................................. $ 50,000.00
   Legal fees and expenses......................................... $ 90,000.00
   Accounting fees and expenses.................................... $ 45,810.00
   Blue Sky Survey Fees and Expenses............................... $  3,000.00
   Miscellaneous expenses.......................................... $  2,000.00
                                                                    -----------
     Total......................................................... $211,078.00
                                                                    ===========

  All of the above amounts are estimated except for Securities and Exchange Commission filing fee and the New York Stock Exchange listing fees.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Pursuant to the statutes of the State of Connecticut, a director, officer or employee of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he was a director, officer or employee. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is not available where the director, officer or employee has been adjudged (1) in connection with a proceeding by or in the right of a corporation in which the director, officer or employee was adjudged liable to the corporation, or (2) in connection with any other proceeding charging improper personal benefit to such director, officer or employee, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 33-770 through 33-778 of the Connecticut Business Corporation Act (the "CBCA").

  The registrant's by-laws provide that its directors, officers and employees shall be indemnified and reimbursed to the full extent and in the manner provided in the CBCA. In addition, the Company maintains an insurance policy providing coverage for certain liabilities of directors and officers, including liabilities under the federal securities laws.

  The Company's Certificate contains a provision pursuant to which the personal liability of a director of the Company to the Company or its shareholders for monetary damages for breach of duty as a director shall be limited to the compensation received by the director for serving the Company as a director during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in subsection (3) of Section 33-374d of the Connecticut Stock Corporation Act ("CSCA"), to receive an improper personal gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the Company under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Company, (d) constitute a sustained or unexcused pattern of inattention that amounted to an abdication of the director's duty to the Company, or (e) create liability under Section 33-321 of the CSCA. The CSCA remains applicable for some purposes even though it has been replaced by the CBCA. The provision does not preclude or limit a director's liability for acts or omissions occurring prior to the effective date of the provision.

ITEM 16. LIST OF EXHIBITS

   (1)     --  Form of Underwriting Agreement.
   (4)(i)  --  Amended and Restated Certificate of Incorporation of Connecticut
               Energy Corporation, incorporated by reference to Item 6 of Form 10-Q for the quarter ended March 31, 1991, at pages 16 through 27.
   (4)(ii) --  Amended and Restated By-Laws of Connecticut Energy Corporation,
               incorporated by reference to Item 6 of Form 10-Q for the quarter ended June 30, 1993, at pages 21 through 32.
   (5)     --  Opinion of Tyler Cooper & Alcorn, LLP as to the legality of the
               Common Stock in respect of which this Registration Statement is offered.

  (23)(i)  --  Consent of Coopers & Lybrand dated July 17, 1997.
  (23)(i)  --  Consent of Tyler Cooper & Alcorn, LLP, contained in Exhibit 5 of this Registration Statement.
  (24)     --  Powers of Attorney authorizing the signing of the Registration
               Statement and any Amendments thereto on behalf of the Directors and Officers of Connecticut Energy Corporation.

ITEM 17. UNDERTAKINGS

  (a) Rule 415 offering. The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated herein by reference;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference; provided that, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Acceleration of effectiveness. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BRIDGEPORT, STATE OF CONNECTICUT, ON THE 17TH DAY OF JULY, 1997.

                                          CONNECTICUT ENERGY CORPORATION

                                          By:       /s/ Carol A. Forest
                                              ---------------------------------
                                                    (CAROL A. FOREST)
                                           ITS DULY AUTHORIZED VICE PRESIDENT,
                                              FINANCE, TREASURER AND CHIEF
                                                    FINANCIAL OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
          /s/ J.R. Crespo*             Chairman of the          July 17, 1997
-------------------------------------   Board of Directors,
            (J.R. CRESPO)               President and Chief
                                        Executive Officer
                                        (Principal
                                        Executive Officer)

         /s/ Carol A. Forest           Vice President,          July 17, 1997
-------------------------------------   Finance, Treasurer
          (CAROL A. FOREST)             and Chief Financial
                                        Officer (Principal
                                        Financial Officer)

     /s/ Vincent L. Ammann, Jr.*       Vice President and       July 17, 1997
-------------------------------------   Chief Accounting
       (VINCENT L. AMMANN, JR.)         Officer (Principal
                                        Accounting Officer)

      /s/ Henry Chauncey, Jr.*         Director                 July 17, 1997
-------------------------------------
        (HENRY CHAUNCEY, JR.)

      /s/ James P. Comer, M.D.*        Director                 July 17, 1997
-------------------------------------
       (JAMES P. COMER, M.D.)

       /s/ Richard F. Freeman*         Director                 July 17, 1997
-------------------------------------
        (RICHARD F. FREEMAN)

        /s/ Richard M. Hoyt*           Director                 July 17, 1997
-------------------------------------
          (RICHARD M. HOYT)

        /s/ Paul H. Johnson*           Director                 July 17, 1997
-------------------------------------
          (PAUL H. JOHNSON)


              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----
    /s/ Newman M. Marsilius, III*       Director                July 17, 1997
-------------------------------------
     (NEWMAN M. MARSILIUS, III)

                                        Director                July 17, 1997
-------------------------------------
         (SAMUEL M. SUGDEN)

                                        Director                July 17, 1997
-------------------------------------
       (CHRISTOPHER D. TURNER)

       /s/ Helen B. Wasserman*          Director                July 17, 1997
-------------------------------------
        (HELEN B. WASSERMAN)

       *By /s/ Carol A. Forest
-------------------------------------
          (CAROL A. FOREST)
         AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
    NO.
 -------
 *(1)      -- Form of Underwriting Agreement.
 *(4)(i)   -- Amended and Restated Certificate of Incorporation of Connecticut
              Energy Corporation, incorporated by reference to Item 6 of Form
              10-Q for the quarter ended March 31, 1991, at pages 16 through
              27.
 *(4)(ii)  -- Amended and Restated By-Laws of Connecticut Energy Corporation,
              incorporated by reference to Item 6 of Form 10-Q for the quarter ended June 30, 1993, at pages 21 through 32.
 *(5)      -- Opinion of Tyler Cooper & Alcorn, LLP as to the legality of the
              Common Stock in respect of which this Registration Statement is offered.
  (23)(i)  -- Consent of Coopers & Lybrand dated July 17, 1997.
 *(23)(i)  -- Consent of Tyler Cooper & Alcorn, LLP, contained in Exhibit 5 of this Registration Statement.
 *(24)     -- Powers of Attorney authorizing the signing of the Registration
              Statement and any Amendments thereto on behalf of the Directors and Officers of Connecticut Energy Corporation.

--------

* Previously filed.